     As filed with the Securities and Exchange Commission on June 19, 1998.

                                                    Registration No. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                MATRITECH, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                            04-2985132
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                               330 NEVADA STREET
                          NEWTON, MASSACHUSETTS 02416
             (Address of Principal Executive Offices)  (Zip Code)
                     ------------------------------------
                                1992 STOCK PLAN
                           (Full Title of the Plan)
                     ------------------------------------

                                STEPHEN D. CHUBB
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               330 NEVADA STREET
                          NEWTON,  MASSACHUSETTS 02416
                                 (617) 928-0820
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                     ------------------------------------

                                   Copy to:
                              RUFUS C. KING, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               HIGH STREET TOWER
                                125 HIGH STREET
                               BOSTON, MA  02110
                                (617) 248-7000

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                              Proposed Maximum         Proposed Maximum
        Title Of Securities           Amount To Be           Offering Price Per       Aggregate Offering        Amount Of
          To Be Registered             Registered                  Share                    Price           Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01              24,624/1/              $  4.375/1/         $  107,730.00/1/          $ 31.78
                                           6,388/2/              $   4.19/2/         $   26,765.72/2/          $  7.90
                                         468,988/3/              $2.15625/3/         $1,011,255.38/3/          $298.32
                                         ---------                                   ---------------           -------
TOTAL:                                     500,000                                   $  1,145,751.10           $338.00
                                         =========                                   ===============           =======
==================================================================================================================================

/1/ All such shares are issuable upon exercise of outstanding options to purchase an aggregate of 24,624 shares at an exercise price of $4.375 per share. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee have been computed upon the basis of the price at which the options may be exercised.

/2/ All such shares are issuable upon exercise of outstanding options to purchase an aggregate of 6,388 shares at an exercise price of $4.19 per share. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee have been computed upon the basis of the price at which the options may be exercised.

/3/ Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the price of $2.15625 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 15, 1998, is set forth solely for purposes of calculating the filing fee.

      This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 33-50244 on Form S-8 as filed with the Securities and Exchange Commission (the "SEC") on July 30, 1992, Registration Statement No. 33-93198 on Form S-8 as filed with the SEC on June 6, 1995 and Registration Statement No. 333-11913 on Form S-8 as filed with the SEC on September 13, 1996, relating to the Matritech, Inc. 1992 Stock Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits
         --------

Exhibit No.             Description of Exhibits
-----------             -----------------------
    4.1                 1992 Stock Plan of the Registrant, as amended June 13, 1997 (filed as
                        Exhibit 10.4 to the Company's Annual Report on Form 10-K for the
                        fiscal year ended December 31, 1997 and incorporated herein by reference)

    4.2                 Form of Incentive Stock Option Agreement under the 1992 Stock Plan of the Registrant

    4.3                 Form of Non-Qualified Stock Option Agreement under the 1992 Stock Plan of the Registrant

    4.4                 Certificate of Amendment dated June 16, 1994, of Amended and Restated
                        Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and incorporated herein by reference)

    4.5                 Certificate of Amendment dated June 5, 1995, of Amended and Restated
                        Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and incorporated herein by reference)

    5.1                 Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1                 Consent of Arthur Andersen LLP

   23.2                 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

   24.1                 Power of Attorney (contained in Page 2 of this Registration Statement)

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on June 19, 1998.


                                    MATRITECH, INC.


                                    /s/ Stephen D. Chubb
                                    Stephen D. Chubb
                                    Director, Chairman and
                                    Chief Executive Officer

                       POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of Matritech, Inc., hereby severally constitute and appoint Stephen D. Chubb and David L. Corbet, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Matritech, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                               Date
-----------                             -----                                               ----

/s/ Stephen D. Chubb               Director, Chairman and Chief Executive Officer        June 8, 1998
Stephen D. Chubb                   (Principal Executive, Financial and Accounting
                                   Officer)

/s/ David L. Corbet                Director, President and Chief Operating Officer       June 9, 1998
David L. Corbet

/s/ J. Robert Buchanan             Director                                              June 19, 1998
J. Robert Buchanan

/s/ David Rubinfien                Director                                              June 19, 1998
David Rubinfien

/s/ T. Stephen Thompson            Director                                              June 19, 1998
T. Stephen Thompson

/s/ Thomas R. Morse                Director                                              June 19, 1998
Thomas R. Morse

/s/ C. William Zadel               Director                                              June 19, 1998
C. William Zadel

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.     Description of Exhibit
-----------     ----------------------
    4.1         1992 Stock Plan of the Registrant, as amended June 13, 1997 (filed as Exhibit
                10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended
                December 31, 1997 and incorporated herein by reference)

    4.2         Form of Incentive Stock Option Agreement under the 1992 Stock Plan of the
                Registrant

    4.3         Form of Non-Qualified Stock Option Agreement under the 1992 Stock Plan of the
                Registrant

    4.4         Certificate of Amendment dated June 16, 1994, of Amended and Restated
                Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the
                Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
                1995 and incorporated herein by reference)

    4.5         Certificate of Amendment dated June 5, 1995, of Amended and Restated
                Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to the
                Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
                1995 and incorporated herein by reference)

    5.1         Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1         Consent of Arthur Andersen LLP

   23.2         Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

   24.1         Power of Attorney (contained in Page 2 of this Registration Statement)